                                                                     EXHIBIT 4.5

                       WESTCOAST HOSPITALITY CORPORATION,
                                    AS ISSUER

                                       AND
                            WILMINGTON TRUST COMPANY,
                                   AS TRUSTEE

                                    INDENTURE
                         DATED AS OF DECEMBER [-], 2003

                                      $[-]

            [-]% JUNIOR SUBORDINATED DEBENTURES DUE DECEMBER [-], 2043

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                                TABLE OF CONTENTS

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ARTICLE I         DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.......................................       2

         Section 1.1       Definitions..........................................................................       2
         Section 1.2       Compliance Certificates And Opinions.................................................      10
         Section 1.3       Form of Documents Delivered to Trustee...............................................      11
         Section 1.4       Acts Of Holders; Record Dates........................................................      11
         Section 1.5       Notices, Etc., to Trustee and the Company............................................      12
         Section 1.6       Notice To Holders; Waiver............................................................      12
         Section 1.7       Conflict with Trust Indenture Act....................................................      13
         Section 1.8       Effect of Headings and Table of Contents.............................................      13
         Section 1.9       Successors and Assigns...............................................................      13
         Section 1.10      Separability Clause..................................................................      13
         Section 1.11      Benefits of Indenture................................................................      13
         Section 1.12      Governing Law........................................................................      13
         Section 1.13      Legal Holidays.......................................................................      13

ARTICLE II        DEBENTURE FORMS...............................................................................      14

         Section 2.1       Forms Generally......................................................................      14
         Section 2.2       Initial Issuance to Property Trustee.................................................      14
         Section 2.3       Global Debenture.....................................................................      14

ARTICLE III       THE DEBENTURES................................................................................      15

         Section 3.1       Title and Terms......................................................................      15
         Section 3.2       Denominations........................................................................      16
         Section 3.3       Execution, Authentication, Delivery and Dating.......................................      17
         Section 3.4       Temporary Debentures.................................................................      17
         Section 3.5       Registration, Registration of Transfer and Exchange..................................      17
         Section 3.6       Mutilated, Destroyed, Lost and Stolen Debentures.....................................      18
         Section 3.7       Payment Of Interest; Interest Rights Preserved.......................................      19
         Section 3.8       Persons Deemed Owners................................................................      20
         Section 3.9       Cancellation.........................................................................      20
         Section 3.10      Right of Set Off.....................................................................      20
         Section 3.11      CUSIP Numbers........................................................................      20
         Section 3.12      Option To Defer Payment of Interest..................................................      21
         Section 3.13      Paying Agent and Registrar...........................................................      21
         Section 3.14      Calculation of Original Issue Discount...............................................      22

ARTICLE IV        SATISFACTION AND DISCHARGE....................................................................      22

         Section 4.1       Satisfaction and Discharge of Indenture..............................................      22
         Section 4.2       Application of Trust Money...........................................................      22

ARTICLE V         REMEDIES......................................................................................      22

         Section 5.1       Indenture Events of Default..........................................................      22
         Section 5.2       Acceleration of Maturity; Rescission and Annulment...................................      24
         Section 5.3       Collection of Indebtedness and Suits for Enforcement by Trustee......................      24
         Section 5.4       Trustee May File Proofs of Claim.....................................................      25
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                               TABLE OF CONTENTS
                                  (continued)

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         Section 5.5       Trustee May Enforce Claims Without Possession of Debentures..........................      25
         Section 5.6       Application of Money Collected.......................................................      25
         Section 5.7       Limitation on Suits..................................................................      26
         Section 5.8       Unconditional Right of Holders To Receive Principal and Interest.....................      26
         Section 5.9       Restoration of Rights and Remedies...................................................      27
         Section 5.10      Rights and Remedies Cumulative.......................................................      27
         Section 5.11      Delay or Omission Not Waiver.........................................................      27
         Section 5.12      Control by Holders...................................................................      27
         Section 5.13      Waiver of Past Defaults..............................................................      27
         Section 5.14      Undertaking For Costs................................................................      28
         Section 5.15      Waiver of Stay or Extension Laws.....................................................      28
         Section 5.16      Enforcement by Holders of Trust Preferred Securities.................................      28

ARTICLE VI        THE TRUSTEE...................................................................................      29

         Section 6.1       Certain Duties and Responsibilities..................................................      29
         Section 6.2       Notice of Defaults...................................................................      29
         Section 6.3       Certain Rights of Trustee............................................................      29
         Section 6.4       Not Responsible for Recitals or Issuance of Debentures...............................      30
         Section 6.5       May Hold Debentures..................................................................      30
         Section 6.6       Money Held In Trust..................................................................      30
         Section 6.7       Compensation And Reimbursement.......................................................      30
         Section 6.8       Disqualification; Conflicting Interests..............................................      31
         Section 6.9       Corporate Trustee Required; Eligibility..............................................      31
         Section 6.10      Resignation and Removal; Appointment of Successor....................................      31
         Section 6.11      Acceptance of Appointment by Successor...............................................      32
         Section 6.12      Merger, Conversion, Consolidation or Succession to Business..........................      33
         Section 6.13      Preferential Collection of Claims Against Company....................................      33

ARTICLE VII       HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY.............................................      33

         Section 7.1       Company to Furnish Trustee Names and Addresses of Holders............................      33
         Section 7.2       Preservation of Information; Communications to Holders...............................      33
         Section 7.3       Reports by Trustee...................................................................      34
         Section 7.4       Reports by Company...................................................................      34

ARTICLE VIII      CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE..........................................      34

         Section 8.1       Company May Consolidate, etc., Only on Certain Terms.................................      34
         Section 8.2       Successor Substituted................................................................      35

ARTICLE IX        SUPPLEMENTAL INDENTURES.......................................................................      36

         Section 9.1       Supplemental Indentures Without Consent of Holders...................................      36
         Section 9.2       Supplemental Indentures with Consent of Holders......................................      36
         Section 9.3       Execution of Supplemental Indentures.................................................      37
         Section 9.4       Effect of Supplemental Indentures....................................................      37
         Section 9.5       Conformity with Trust Indenture Act..................................................      38
         Section 9.6       Reference in Debentures to Supplemental Indentures...................................      38
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                                     - ii -

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                               TABLE OF CONTENTS
                                  (continued)

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ARTICLE X         COVENANTS; REPRESENTATIONS AND WARRANTIES.....................................................      38

         Section 10.1      Payment of Principal, Premium and Interest...........................................      38
         Section 10.2      Maintenance of Office or Agency......................................................      38
         Section 10.3      Money for Debenture Payments To Be Held in Trust.....................................      38
         Section 10.4      Statement by Officers as to Default..................................................      39
         Section 10.5      Additional Covenants.................................................................      39
         Section 10.6      Payment of Expenses of the Trust.....................................................      41
         Section 10.7      Offer to Repurchase Upon Change of Control...........................................      41

ARTICLE XI        REDEMPTION OF DEBENTURES......................................................................      43

         Section 11.1      Redemption...........................................................................      43
         Section 11.2      Applicability of Article.............................................................      43
         Section 11.3      Election to Redeem; Notice to Trustee................................................      43
         Section 11.4      Notice of Redemption.................................................................      44
         Section 11.5      Deposit of Redemption Price..........................................................      44
         Section 11.6      Debentures Payable on Redemption Date................................................      44
         Section 11.7      No Sinking Fund......................................................................      45

ARTICLE XII       SUBORDINATION OF DEBENTURES...................................................................      45

         Section 12.1      Agreement to Subordinate.............................................................      45
         Section 12.2      Default on Senior Debt...............................................................      45
         Section 12.3      Liquidation; Dissolution; Bankruptcy.................................................      46
         Section 12.4      Subrogation..........................................................................      46
         Section 12.5      Trustee to Effectuate Subordination..................................................      47
         Section 12.6      Notice by the Company................................................................      47
         Section 12.7      Rights of the Trustee; Holders of Senior Debt........................................      48
         Section 12.8      Subordination May Not Be Impaired....................................................      48
         Section 12.9      Article Applicable to Paying Agents..................................................      49
         Section 12.10     Right to Bring Direct Action Subordinate.............................................      49

ARTICLE XIII      IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS...............................      49

         Section 13.1      No Recourse..........................................................................      49

ARTICLE XIV       LISTING ON AN EXCHANGE........................................................................      50

         Section 14.1      Listing on an Exchange...............................................................      50
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                                     - iii -

                                    INDENTURE

         INDENTURE, dated as of December [-], 2003, between WestCoast Hospitality Corporation, a corporation duly organized and existing under the laws of the State of Washington (the "Company"), having its principal office at 201 W. North River Drive, Spokane, Washington 99201, and Wilmington Trust Company, a Delaware-chartered bank and trust company ("Wilmington Trust"), as trustee, having its principal office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS, WestCoast Hospitality Capital Trust, a Delaware statutory trust (the "Trust") governed by the Amended and Restated Declaration of Trust dated as of December [-], 2003 (the "Declaration"), by and among the Company, as sponsor, Peter P. Hausback and Thomas L. McKeirnan, as administrative trustees (the "Administrative Trustees"), and Wilmington Trust as Delaware trustee and property trustee (the "Property Trustee"), will issue and sell up to 1,840,000 [-]% Trust Preferred Securities (Liquidation Amount of $25 per Trust Preferred Security) (the "Trust Preferred Securities") representing undivided beneficial interests in the assets of the Trust, with a liquidation amount of $25 per Trust Preferred Security, or up to $46,000,000 in the aggregate; and

         WHEREAS, the Trust will issue and sell to the Company up to 56,908 [-]% Trust Common Securities (Liquidation Amount of $25 per Trust Common Security) (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust with a liquidation amount of $25 per Trust Common Security, or up to $1,422,700 in the aggregate; and

         WHEREAS, pursuant to the Declaration, the Trust will use the proceeds from the sale of the Trust Securities to purchase from the Company the [-]% Junior Subordinated Debentures Due December [-], 2043 described in this Indenture (the "Debentures") in an aggregate principal amount of up to $47,422,700; and

         WHEREAS, in connection with the issuance and sale by the Trust of the Trust Preferred Securities and the issuance and sale of the Debentures by the Company to the Trust, the Company has agreed to irrevocably guarantee the payment in full of the distributions on the Trust Preferred Securities, the amount payable upon redemption of the Trust Preferred Securities and, generally, the liquidation preference of the Trust Preferred Securities, to the extent the Trust has funds available therefor, pursuant to the Trust Preferred Securities Guarantee Agreement of even date herewith (the "Guarantee") between the Company and the Trustee, as Guarantee Trustee, for the benefit of the holders of the Trust Preferred Securities; and

         WHEREAS, the Company has duly authorized the creation of the Debentures, this Indenture sets forth the terms and conditions thereof, and all things necessary to make this Indenture a valid agreement of the Company, subject to execution and delivery of this Indenture by the Company and the Trustee, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Debentures by the Holders (as defined herein) as provided for herein, it is mutually agreed, for the equal and proportionate benefit of the Holders, as follows:

                                    ARTICLE I
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 1.1       Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) capitalized terms used in this Indenture have the respective meanings assigned to them in this Section 1.1;

                  (b) all references to "the Indenture" or "this Indenture" are to this Indenture as modified, supplemented or amended from time to time;

                  (c) all references in this Indenture to Articles and Sections and Annexes and Exhibits are to Articles and Sections and Annexes and Exhibits to this Indenture unless otherwise specified;

                  (d) a term defined in the Trust Indenture Act has the same meaning when used in this Indenture unless otherwise defined in this Indenture;

                  (e) a reference to the singular includes the plural and vice versa;

                  (f) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States; and

                  (g) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "Act" when used with respect to any Holder has the meaning specified in
Section 1.4.

         "Additional Interest" has the meaning specified in Section 3.1.

         "Additional Payments" means Compounded Interest and Additional Interest, if any.

         "Administrative Trustees" has the meaning specified in the Recitals to this instrument.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Beneficial Owner" means a "beneficial owner" as defined in Rules 13d-3 and 13d-5 under the Exchange Act, including the provision of those rules that a Person shall be deemed to have beneficial ownership of all securities that Person has a right to acquire within 60 days; provided, that a Person shall not be deemed a beneficial owner of, or to own beneficially, securities if the beneficial ownership thereof:

                  (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the regulations thereunder; and

                  (b) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in Spokane, Washington or in Wilmington, Delaware are authorized or required by law to close.

         "Change of Control" means the occurrence of any of the following events:

                  (a) Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of the Company; provided that a Change of Control shall not be deemed to occur pursuant to this paragraph (a)

                           (i)      if such Person has outstanding debt
         securities on the date of such event that had a maturity at original issuance of at least one year and that are rated Investment Grade by S&P, Moody's or another Rating Agency; or

                           (ii) if the Total Common Equity of such person on the first trading day after the date of such event is at least $10,000,000,000.

                  (b) The Company consolidates with or merges with or into another Person or, directly or indirectly, conveys, transfers or leases all or substantially all of its properties and assets on a consolidated basis to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property; provided that a Change of Control shall not be deemed to occur pursuant to this paragraph (b) as a result of a transaction where the surviving or transferee Person in the transaction (or any of its Affiliates) is a Person described in clause (i) or (ii) of paragraph (a) above or as a result of any other transaction where

                           (i) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than stock that is redeemable prior to the maturity date of the debentures) of the surviving or transferee Person; and

                           (ii) immediately after such transaction no person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock or Common Stock of the surviving or transferee Person.

                  (c) During any consecutive two-year period, individuals who at the beginning of that period constituted the Board of Directors, together with any directors who are members of the Board of Directors on the date of original issuance of the Debentures and any new directors whose election by that Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors then in office.

         "Change of Control Offer" has the meaning specified in Section 10.7.

         "Change of Control Payment Date" has the meaning specified in Section 10.7.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act that is acting as Depositary for the Debentures and in whose name or in the name of a nominee of that organization shall be registered a Global Debenture under the circumstances described in Section 2.3.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Stock" means, in the case of a Person that is a corporation, any capital stock of any class of such Person, and, in the case of any Person that is not a corporation, any equity security of any class of such Person, in each case which capital stock or equity security has no preference with respect to dividends or to amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of such Person.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board of Directors, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Compounded Interest" has the meaning specified in Section 3.12.

         "Corporate Trust Office" means the principal office of the Trustee in Wilmington, Delaware, at which at any particular time its corporate trust business shall be administered and which at the date of this Indenture is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

         "Debentures" has the meaning specified in the Recitals to this instrument.

         "Declaration" has the meaning specified in the Recitals to this instrument. A copy of the Declaration is attached to this Indenture as Annex A.

         "Declaration Event of Default" has the meaning specified in the Declaration.

         "Defaulted Interest" has the meaning specified in Section 3.7.

         "Deferral Period" has the meaning specified in Section 3.12.

         "Depositary" has the meaning specified in the Declaration.

         "Direct Action" means a proceeding directly instituted by a holder of Trust Preferred Securities to compel payment to such holder of the principal of or premium, if any, or interest on Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder on or after the due date thereof as specified herein, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or premium, if any, on the Debentures on the date such interest, principal or premium, if any, is otherwise payable (or in the case of redemption, on the Redemption Date).

         "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration and the Debentures held by the Property Trustee are to be distributed to the holders of Trust Securities pro rata in accordance with the Declaration.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

         "Fiduciary Indemnified Person" has the meaning set forth in Section 6.7(c).

         "Global Debenture" has the meaning specified in Section 2.3.

         "Guarantee" has the meaning specified in the Recitals to this instrument.

         "Holder" means a Person in whose name a Debenture is registered in the Register.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

         "Indenture Event of Default" has the meaning specified in Section 5.1.

         "Interest Payment Date" has the meaning specified in Section 3.1.

         "Investment Company" means an investment company as defined in the Investment Company Act.

         "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

         "Investment Company Event" means that the Administrative Trustees shall have received an opinion of independent counsel experienced in practice under the Investment Company Act that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision thereof or therein,
(b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of original issuance of the Debentures (collectively, "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an Investment Company that is required to be registered under the Investment Company Act.

         "Investment Grade" means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody's (or if S&P or Moody's changes its rating system, a comparable rating in such successor system), or a comparable rating of another Rating Agency.

         "Maturity" when used with respect to any Debenture means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Moody's" means Moody's Investors Service, Inc.

         "Non Book-Entry Trust Preferred Securities" has the meaning specified in Section 2.3.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the President or a Vice President of the Company, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.4 shall be the principal executive, financial or accounting officer of the Company.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

         "Outstanding" when used with respect to Debentures means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

                  (a) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Debentures for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any other Paying Agent for the Holders of such Debentures; and

                  (c)      Debentures that have been paid pursuant to Section
         3.6 or in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Debentures with respect to which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures that the Trustee knows to be so owned shall be so disregarded. Debentures so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee that the pledgee has the right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor. Upon the written request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of the Company or any other obligor on the Debentures or any Affiliate of the Company or such obligor, and, subject to the provisions of Section 6.1, the Trustee shall be entitled to accept such Officers'

Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are Outstanding for the purpose of any such determination.

         "Paying Agent" means the Trustee or any other Person authorized by the Company to pay the principal of or premium, if any, or interest on any Debentures on behalf of the Company.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

         "Premium Redemption Price" means 105% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest (including any Additional Payments) thereon to the Redemption Date.

         "Property Trustee" has the meaning specified in the Recitals to this instrument.

         "pro rata" when used with respect to any payment, distribution or treatment of the Debentures shall mean pro rata to each Holder of Debentures according to the aggregate principal amount of the Debentures Outstanding; provided that in the event any Debentures are held by the Company or any Affiliate thereof and an Indenture Event of Default has occurred and is continuing, any funds available for such payment shall first be paid to each Holder of the Debentures (other than the Company or any Affiliate thereof) pro rata according to the aggregate principal amount of the Debentures held by each such Holder relative to the aggregate principal amount of all Debentures Outstanding and held by such Holders, and only after satisfaction of all amounts owed to such Holders of the Debentures (other than the Company or any Affiliate thereof), any additional funds available for such payment shall be made to the Company or any Affiliate thereof pro rata according to the aggregate principal amount of Debentures held by them.

         "Rating Agency" means a "nationally recognized statistical rating organization," as that term is defined for purposes of Rule 436(g)(2), or any successor rule thereto, under the Securities Act.

         "Redemption Date" when used with respect to any Debenture to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price" means the Premium Redemption Price or the Standard Redemption Price, as applicable.

         "Redemption Tax Event" means a Tax Event in connection with which (a) the Administrative Trustees shall have received an opinion of independent tax counsel experienced in such matters that, as a result of the Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Debentures for U.S. federal income tax purposes even if the Debentures were distributed to the holders of the Trust Securities in liquidation of such holders' interest in the Trust, or (b) the Administrative Trustees shall have been informed by such tax counsel that they are unable to deliver to the Trust an opinion to the effect that the holders of the Trust Preferred Securities would not recognize any income, gain or loss for U.S. federal income tax purposes if the Debentures were distributed to the holders of the Trust Securities in liquidation of such holders' interest in the Trust.

         "Register" and "Registrar" have the respective meanings specified in
Section 3.5.

         "Regular Record Date" has the meaning specified in Section 3.1.

         "Responsible Officer" when used with respect to the Trustee means any vice-president, any assistant vice-president, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, any financial services officer or any other officer in the Corporate Trust Department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Rights Plan" means a plan of the Company providing for the issuance by the Company to all holders of its Common Stock of rights entitling the holders thereof to subscribe for or purchase shares of Common Stock or any class or series of preferred stock of the Company, which rights (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of the Company's Common Stock, in each case until the occurrence of a specified event or events.

         "S&P" means Standard & Poor's Ratings Services.

         "Senior Debt" means (i) the principal, premium, if any, and interest with respect to (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company, including, without limitation, any future indebtedness under any indenture (other than this Indenture) to which the Company is a party, (ii) all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of the Company for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar arrangement, or under any interest rate swap or other hedging arrangement or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Debentures and (2) any indebtedness of the Company to any of its Affiliates. Such Senior Debt shall continue to be Senior Debt and entitled to the benefits of the subordination provisions hereof irrespective of any amendment, modification or waiver of any term of such Senior Debt.

         "Special Event" means an Investment Company Event or a Tax Event.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

         "Standard Redemption Price" means 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest (including any Additional Payments) thereon to the Redemption Date.

         "Stated Maturity" of the Debentures or any installment of interest thereon means the date specified herein as the fixed date on which the principal of such Debentures, or the Interest Payment Date on which such installment of interest, is due and payable.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) with respect to which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership or the power to direct the policies, management and affairs thereof.

         "Tax Event" means that the Administrative Trustees shall have received an opinion of independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position, or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of original issuance of the Debentures (collectively, a "Change in Tax Law"), there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges, or (iii) interest payable by the Company to the Trust on the Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for U.S. federal income tax purposes. Notwithstanding anything in the previous sentence to the contrary, a Tax Event shall not include any Change in Tax Law that requires the Company for U.S. federal income tax purposes to defer taking a deduction for any original issue discount that accrues with respect to the Debentures until the interest payment related to such original issue discount is paid by the Company in money.

         "Total Common Equity" of any Person means, as of any day of determination, the product of

                  (a) the aggregate number of outstanding shares (or other units) of Common Stock of the Person on that day (excluding any Common Stock of the Person issuable upon exercise of outstanding options or warrants or upon conversion of outstanding convertible securities); and

                  (b) the value of such Common Stock per share (or other unit) on that day (which, if such Common Stock is publicly traded, shall be the average of the closing prices of such Common Stock over the 20 consecutive trading days immediately preceding that day or, if such Common Stock is not publicly traded, the value of such Common Stock as determined by the Board of Directors in good faith and evidenced by a Board Resolution).

         "Trust" has the meaning specified in the Recitals to this instrument.

         "Trust Common Securities" has the meaning specified in the recitals to this Instrument.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, acting not individually but solely as trustee under this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trust Preferred Securities" has the meaning specified in the Recitals to this instrument.

         "Trust Preferred Securities Certificate" has the meaning specified in the Declaration.

         "Trust Securities" has the meaning specified in the Recitals to this instrument.

         "Vice President" when used with respect to the Company means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         "Voting Stock" of any Person means capital stock or other equity securities of such Person that ordinarily have voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         Section 1.2       Compliance Certificates And Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or reasonably requested by the Trustee in connection with such application or request. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the applicable provisions of the Trust Indenture Act and any other applicable requirement set forth in this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 1.3       Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Section 1.4       Acts Of Holders; Record Dates.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee or the Company, as the case may be, deems sufficient.

                  (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Outstanding Debentures entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

                  (d) The ownership of Debentures shall be proved by the Register.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

                  (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any such action with regard to any particular Debenture may do so with regard to all or any part of the principal amount of such Debenture or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

         Section 1.5       Notices, Etc., to Trustee and the Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (a) the Trustee by any Holder, by any holder of Trust Preferred Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Capital Markets, or

                  (b) the Company by the Trustee, by any Holder or by any holder of Trust Preferred Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

         Section 1.6       Notice To Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         Section 1.7       Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that would be required under such Act to be a part of and govern this Indenture, were this Indenture qualified under such Act, the latter provision shall control. If any provision of this Indenture modifies or excludes any such provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

         Section 1.8       Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 1.9       Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         Section 1.10      Separability Clause.

         In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 1.11      Benefits of Indenture.

         Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt, the holders of Trust Preferred Securities (to the extent provided herein) and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 1.12      Governing Law.

         THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

         Section 1.13      Legal Holidays.

         In any case where any Stated Maturity (including any Interest Payment
Date) or Redemption Date of any Debenture shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debentures) payment of principal of or premium, if any, or interest (including any Additional Payments) on the Debentures need not be made on such date, but may be made on the next succeeding Business Day (except that, if such Business Day is in the next succeeding calendar year, such Stated Maturity or Redemption Date, as the case may be, shall be the immediately preceding Business Day) with the same force and effect as if made on the Stated Maturity or Redemption Date; provided, that no interest in respect of such payment shall accrue for the period from and after such Stated Maturity or Redemption Date, as the case may be.

                                   ARTICLE II
                                 DEBENTURE FORMS

         Section 2.1       Forms Generally.

         The Debentures and the Trustee's certificates of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Debentures may have notations, legends or endorsements required by law, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Debenture shall be dated the date of its authentication. The terms and provisions of the Debentures set forth in Exhibit A are part of the terms of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         The definitive Debentures shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, if required by the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or traded on a steel engraved border or on steel engraved borders, or may be produced in any other manner permitted by the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or traded, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

         Section 2.2       Initial Issuance to Property Trustee.

         The Debentures initially issued to the Property Trustee of the Trust shall be in the form of one or more individual certificates in definitive, fully registered form without distribution coupons.

         Section 2.3       Global Debenture.

                  (a) In connection with a Dissolution Event, the following provisions apply:

                           (i)      The Debentures may be presented to the
Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture") to be registered in the name of the Clearing Agency, or its nominee, and delivered by the Trustee to the Clearing Agency for crediting to the accounts of its participants pursuant to the instructions of the Company, following which the Clearing Agency will act as depositary for the Debentures. The Company, upon any such presentation, shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with this Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Clearing Agency.

                           (ii)     If any Trust Preferred Securities are held
in non book-entry certificated form, the Debentures may be presented to the Trustee by the Property Trustee and any Trust Preferred Securities Certificate that represents Trust Preferred Securities other than Trust Preferred Securities held by the Depositary or its nominee ("Non Book-Entry Trust Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Trust

Preferred Securities until such Non Book-Entry Trust Preferred Securities are presented to the Registrar for transfer or reissuance at which time such Non Book-Entry Trust Preferred Securities will be canceled and a Debenture, registered in the name of the holder of the Non Book-Entry Trust Preferred Securities or the transferee of the holder of such Non Book-Entry Trust Preferred Securities, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Trust Preferred Securities canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with this Indenture.

                  (b) Except as provided in (c) below, a Global Debenture may be transferred, in whole but not in part, only to a nominee of the Clearing Agency (including any successor Clearing Agency selected or approved by the Company or a nominee of such successor Clearing Agency).

                  (c) If at any time the Clearing Agency notifies the Company that it is unwilling or unable to continue as depositary or if at any time the Clearing Agency shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Clearing Agency is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and the Trustee, upon receipt of a Company Order with respect to authentication and delivery, will authenticate and deliver the Debentures in accordance with the provisions set forth in this Section 2.3(c) in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures shall no longer be represented by a Global Debenture. In such event the Company will execute, and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company and a Company Order with respect to authentication and delivery, will authenticate and deliver the Debentures in accordance with the provisions set forth in this
Section 2.3(c) in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Clearing Agency for delivery to the Persons in whose names such Debentures are so registered.

                                   ARTICLE III
                                 THE DEBENTURES

         Section 3.1       Title and Terms.

         The aggregate principal amount of Debentures that may be authenticated and delivered under this Indenture is limited to the sum of $[-], except for Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 3.4, 3.5, 3.6 or 9.6.

         The Debentures shall be known and designated as the "[-]% Junior Subordinated Debentures Due December [-], 2043" of the Company. The Stated Maturity of the principal of the Debentures shall be December [-], 2043, and they shall bear interest at the rate of [-]% per annum, from December [-], 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth in Section 3.12), in arrears, on March 31, June 30, September 30 and December 31 (each such date, unless payment of interest on such date has been deferred as provided in Section 3.12, an "Interest Payment Date") of each year, commencing March 31, 2004, until the principal thereof is paid or made available for payment, and each installment of interest on a Debenture shall be paid (subject to Section 3.7) to the Person in whose name such Debenture (or one or more Predecessor Debentures) is registered at the close of business on the regular record date (the "Regular Record Date") for such installment of interest, which in respect of any Debentures of which the Property Trustee is the Holder of a Global Debenture shall, except as provided in the following sentence, be the close of business on the Business Day next preceding the Interest Payment Date for that installment of interest. Notwithstanding the foregoing sentence, if the Trust Preferred Securities are no longer in book-entry-only form or, except if the Debentures are held by the Property Trustee, the Debentures are not represented by a Global Debenture, the Regular Record Date for such installment of interest shall be the close of business on the 15th day next preceding the Interest Payment Date for such installment of interest (or if such day is not a Business Day, on the day next preceding that 15th day that is a Business Day). Interest will compound quarterly and will accrue at the rate of [-]% per annum on any interest installment in arrears or during a deferral of interest payments as set forth in
Section 3.12 hereof.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date.

         If at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, such amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying any such taxes, duties, assessments or other governmental charges will be at least the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

         The principal of and premium, if any, and interest on the Debentures shall be payable at the office or agency of the Company in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of any installment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least 15 days before the Interest Payment Date for that installment of interest by the Person entitled thereto.

         The Debentures shall be redeemable as provided in Article XI hereof.

         The Debentures shall be subordinated in right of payment to Senior Debt as provided in Article XII hereof.

         Section 3.2       Denominations.

         The Debentures shall be issuable only in registered form without coupons and only in denominations of $25 and integral multiples thereof.

         Section 3.3       Execution, Authentication, Delivery and Dating.

         The Debentures shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents. The signature of any of these officers on the Debentures may be manual or facsimile. Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures; and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Debentures as in this Indenture provided and not otherwise.

         No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

         Section 3.4       Temporary Debentures.

         Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

         If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at any office or agency of the Company designated pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

         Section 3.5       Registration, Registration of Transfer and Exchange.

                  (a)      General.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.2 being herein sometimes collectively referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Trustee is hereby appointed "Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided.

         Upon surrender for registration of transfer of any Debenture at an office or agency of the Company designated pursuant to Section 10.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount.

         At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Debentures that the Holder making the exchange is entitled to receive.

         All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

         Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures other than an exchange pursuant to Section 3.4 or Section 9.6 not involving any transfer.

                  (b)      Transfer Procedures.

         Upon any distribution of the Debentures to the holders of the Trust Preferred Securities in accordance with the Declaration, the Company and the Trustee shall enter into a supplemental indenture pursuant to Section 9.1(d) to provide for transfer procedures and restrictions with respect to the Debentures substantially similar to those contained in the Declaration to the extent applicable in the circumstances existing at the time of such distribution.

         Section 3.6       Mutilated, Destroyed, Lost and Stolen Debentures.

         If any mutilated Debenture is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture and
(ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

         Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

         Section 3.7       Payment Of Interest; Interest Rights Preserved.

         Any installment of interest on any Debenture that is payable, and is punctually paid or duly provided for, on the Interest Payment Date for that installment of interest shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for that installment of interest, except that interest (including any Additional Payments) payable on the Maturity of the principal of a Debenture shall be paid to the Person to whom such principal is paid.

         Any installment of interest on any Debenture that is payable, but is not punctually paid or duly provided for, on the Interest Payment Date for such installment of interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the Person in whose name that Debenture (or one or more Predecessor Debentures) was registered at the close of business on the Regular Record Date for that installment of interest, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subparagraph
(a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner (a "Special Record Date"). The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subparagraph provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subparagraph (b).

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or traded, upon such notice as may be required by such securities exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subparagraph, such manner of payment shall be deemed practicable by the Trustee.

         Any interest on any Debenture that is deferred pursuant to Section 3.12 shall not be Defaulted Interest for the purposes of this Section 3.7. Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue (including in each such case any Additional Payments), that were carried by such other Debenture.

         Section 3.8       Persons Deemed Owners.

         Prior to due presentment of a Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of, and premium, if any, and (subject to Section 3.7) interest (including any Additional Payments) on, such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Section 3.9       Cancellation.

         All Debentures surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly canceled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debentures held by the Trustee shall be disposed of as directed by a Company Order; provided, however, that the Trustee shall not be required to destroy the certificates representing such canceled Debentures.

         Section 3.10      Right of Set Off.

         Notwithstanding anything to the contrary in this Indenture, the Company shall have the right to set off any payment it is otherwise required to make hereunder to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

         Section 3.11      CUSIP Numbers.

         The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers.

         Section 3.12      Option To Defer Payment of Interest.

                  (a) So long as no Indenture Event of Default, and no event that, after notice or lapse of time or both, would become an Indenture Event of Default, shall have occurred and be continuing, the Company shall have the right at any time during the term of the Debentures to defer the payment of interest on the Debentures for one or more periods selected by the Company not exceeding 20 consecutive quarters for any such period (each, subject to extension and shortening as provided in the following two sentences, a "Deferral Period"); except that each Deferral Period shall end on the last day of a calendar quarter and no Deferral Period may extend beyond the maturity of the Debentures. At any time prior to the end of a Deferral Period, the Company may, so long as no Indenture Event of Default, and no event that, after notice or lapse of time or both, would become an Indenture Event of Default, shall have occurred and be continuing, extend the Deferral Period and further defer the payment of interest on the Debentures, provided that the Deferral Period as so extended shall not exceed 20 consecutive quarters or extend beyond the maturity of the Debentures. At any time prior to the end of a calendar quarter ending prior to the end of a Deferral Period, the Company may shorten the Deferral Period so that it will end on the last day of such calendar quarter. On the last day of each Deferral Period, the Company shall pay all interest then accrued and unpaid on the Debentures together with interest thereon compounded quarterly at the rate of [-]% to the extent permitted by applicable law ("Compounded Interest"). The Interest Payment Date for purposes of such payment of accrued and unpaid interest and Compounded Interest shall be the last day of the Deferral Period. No interest (including any Additional Payments) shall be due and payable during a Deferral Period, except on the last day thereof. Upon the termination of any Deferral Period and the payment of all amounts then due, the Company may commence a new Deferral Period, subject to the above requirements.

                  (b) If the Property Trustee is the sole Holder of the Debentures at the time the Company selects a Deferral Period or extends or shortens a Deferral Period in progress, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection, extension or shortening of the Deferral Period, as the case may be, at least one Business Day prior to the earliest of (i) the date the next distribution on the Trust Preferred Securities would otherwise be payable, (ii) the date the Trust is required to give notice of such distribution or the record date therefor to any securities exchange or automated quotation system on which the Trust Preferred Securities may be listed or traded, and (iii) two Business Days prior to such record date.

                  (c) If the Property Trustee is not the sole Holder of the Debentures at the time the Company selects a Deferral Period or extends or shortens a Deferral Period in progress, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection, extension or shortening of the Deferral Period, as the case may be, at least ten Business Days prior to the earliest of (i) the next Interest Payment Date, (ii) the date the Company is required to give notice of the Interest Payment Date or record date therefor to any securities exchange or automated quotation system on which the Debentures may be listed or traded, and (iii) two Business Days prior to such record date.

                  (d) The quarter in which any notice is given pursuant to paragraph (b) or (c) of this Section 3.12 of the Company's selection of a Deferral Period shall be counted as one of the 20 quarters permitted in the maximum Deferral Period permitted under paragraph (a) of this Section 3.12.

         Section 3.13      Paying Agent and Registrar.

         The Trustee will initially act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice. The Company or any of its Affiliates may act in any such capacity.

         Section 3.14      Calculation of Original Issue Discount.

         The Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount, if any (including daily rates and accrual periods), accrued on Outstanding Debentures as of the end of such year.

                                   ARTICLE IV
                           SATISFACTION AND DISCHARGE

         Section 4.1       Satisfaction and Discharge of Indenture.

         This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debentures herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (1) either (A) all Debentures theretofore authenticated and delivered (other than (i) Debentures that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.6 and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or (B) all such Debentures not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has deposited or caused to be deposited with the Trustee funds in trust for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, for principal and premium, if any, and interest (including any Additional Payments) to the date of such deposit (in the case of Debentures that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for or relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

         Section 4.2       Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any, and interest (including any Additional Payments) for whose payment such money has been deposited with the Trustee.

                                    ARTICLE V
                                    REMEDIES

         Section 5.1       Indenture Events of Default.

         "Indenture Event of Default," wherever used herein, means any one of the following events that has occurred and is continuing (whatever the reason for such Indenture Event of Default and whether it shall be occasioned by the provisions of Article XII or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) failure for 30 days to pay interest on the Debentures, including any Additional Interest or Compounded Interest in respect thereof, when due; provided, that a valid deferral of interest payments during a Deferral Period will not constitute a default in the payment of interest (including any Additional Interest or Compounded Interest) for this purpose;

                  (b) failure to pay principal of or premium, if any, on the Debentures when due whether at maturity, upon redemption, by declaration or otherwise;

                  (c) any willful failure to observe or perform in any material respect any covenant contained in Section 8.1 or Section 10.5;

                  (d) any non-willful failure to observe or perform in any material respect any covenant contained in Section 8.1 or Section 10.5, or any failure to observe or perform in any material respect any other covenant contained in this Indenture, in each such case for 30 days after notice to the Company by the Trustee, or by the Holders of at least a majority in aggregate principal amount of Outstanding Debentures, specifying such failure and requiring it to be remedied;

                  (e) entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

                  (f) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of itself in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by the Company to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

                  (g) the voluntary or involuntary dissolution, winding up or termination of the Trust, except in connection with (i) the distribution of Debentures to holders of Trust Preferred Securities in liquidation of the Trust upon the occurrence of a Dissolution Event, or (ii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

         Section 5.2       Acceleration of Maturity; Rescission and Annulment.

         If an Indenture Event of Default specified in Section 5.1(e) or Section 5.1(f) occurs, the principal of all the Debentures and all accrued interest (including any Additional Payments) shall automatically become immediately due and payable.

         If any other Indenture Event of Default occurs and is continuing, then, and in every such case, the Trustee or the Holders of at least a majority in principal amount of the Outstanding Debentures may declare the principal of all the Debentures and any other amounts payable hereunder to be due and payable immediately, by a notice in writing given to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and all accrued interest (including any Additional Payments) shall become immediately due and payable.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article hereinafter, the Holders of a majority in aggregate principal amount of the Outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (i)      all overdue interest (including any
Additional Payments) on all Debentures,

                           (ii)     the principal of any Debentures that have
become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

                           (iii)    all sums paid or advanced by the Trustee
hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (b) all Indenture Events of Default, other than the non-payment of the principal of Debentures that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if:

                  (a) default is made in the payment of any interest (including any Additional Payments) on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of the principal of or premium, if any, on any Debenture at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal and premium, if any, and interest (including any Additional Payments) and, to the extent that payment thereof shall be legally enforceable, interest on any overdue principal and on any overdue interest (including any

Additional Payments), at the rate borne by the Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If an Indenture Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         Section 5.4       Trustee May File Proofs of Claim.

         In case of any judicial proceeding relative to the Company (or any other obligor upon the Debentures), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.7.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors or other similar committee.

         Section 5.5       Trustee May Enforce Claims Without Possession of
Debentures.

         All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

         Section 5.6       Application of Money Collected.

         Subject to Article XII, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest (including any Additional Payments), upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 6.7;

                  SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest (including any Additional Payments) on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal and interest (including any Additional Payments), respectively; and

                  THIRD: The balance, if any, to the Person or Persons entitled thereto.

         Section 5.7       Limitation on Suits.

         No Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Indenture Event of Default;

                  (b) the Holders of at least a majority in aggregate principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Indenture Event of Default in its own name as Trustee hereunder;

                  (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debentures;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders. The limitations specified in (a) through (e) above shall not apply to a suit initiated by a Holder of a Debenture for enforcement of payment of the principal of or premium, if any, or interest (including any Additional Payments) on such Debenture on or after the respective due dates of such payments expressed in such Debenture.

         Section 5.8 Unconditional Right of Holders To Receive Principal and Interest.

         Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 3.7) interest (including any Additional Payments) on such Debenture on the respective Stated Maturities expressed in such Debenture (or, in the case of redemption, on the Redemption Date) and to institute suit to compel the Company to make any such payment that is not made when due, and such right shall not be impaired without the consent of such Holder.

         Section 5.9       Restoration of Rights and Remedies.

         If the Trustee or any Holder or any holder of Trust Preferred Securities has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, such Holder or such holder of Trust Preferred Securities, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Holders and the holders of Trust Preferred Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Holders and the holders of Trust Preferred Securities shall continue as though no such proceeding had been instituted.

         Section 5.10      Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of
Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.11      Delay or Omission Not Waiver.

         No delay or omission of the Trustee, any Holder or any holder of any Trust Preferred Security to exercise any right or remedy accruing under this Indenture shall impair any such right or remedy or constitute a waiver of any Indenture Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Holders and the holders of the Trust Preferred Securities, as the case may be.

         Section 5.12      Control by Holders.

         The Holders of a majority in principal amount of the Outstanding Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that (1) such direction shall not be in conflict with any rule of law or with this Indenture; (2) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; and (3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

         Section 5.13      Waiver of Past Defaults.

         Subject to Section 9.2 hereof, the Holders of at least a majority in principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder and its consequences, except a default (1) in the payment of the principal of, or premium, if any, or interest (including any Additional Payments) on, any Debenture (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including any Additional Payments), principal and premium, if any, due otherwise than by acceleration has been deposited with the Trustee); or (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected (which default may be waived only with the consent of the Holders of all Outstanding Debentures); provided, however, that if the Debentures are held by the Trust or a trustee of the Trust, such waiver shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such waiver; provided, further, that if the consent of the Holder of each Outstanding Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

         Upon any such waiver, such default shall cease to exist, and any Indenture Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         Section 5.14      Undertaking For Costs.

         In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee or in any suit for the enforcement of the right to receive the principal of or premium, if any, or interest (including any Additional Payments) on any Debenture.

         Section 5.15      Waiver of Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension of law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.16      Enforcement by Holders of Trust Preferred Securities.

         If the Property Trustee fails to enforce its rights under the Debentures after a holder of Trust Preferred Securities has made a written request that it do so in accordance with the terms of the Declaration, such holder of Trust Preferred Securities may, to the fullest extent permitted by applicable law in view of the rights accorded the holders of Trust Preferred Securities by this Indenture and the Declaration, institute a legal proceeding against the Company Issuer to enforce the Property Trustee's rights under the Debentures without first instituting any legal proceeding against the Property Trustee or any other Person. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest (including any Additional Payments), principal or premium, if any, on the Debentures on the date such interest, principal or premium, if any, is due (or in the case of redemption on the redemption date), the Company acknowledges that, in such event, a holder of Trust Preferred Securities may, to the fullest extent permitted by applicable law in view of the rights accorded the holders of Trust Preferred Securities by this Indenture and the Declaration, institute a Direct Action for payment to such holder of the principal, interest and premium then due on Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all the holders of Trust Preferred Securities. Notwithstanding any payment made to such holder of Trust

Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and premium, if any, and interest (including any Additional Payments) on the Debentures held by the Trust or the Property Trustee and the Company shall be subrogated to the rights of the holder of such Trust Preferred Securities with respect to payments on the Trust Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the Holders of the Debentures.

                                   ARTICLE VI
                                   THE TRUSTEE

         Section 6.1       Certain Duties and Responsibilities.

         The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         Section 6.2       Notice of Defaults.

         The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.1(a), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event that is, or after notice or lapse of time or both would become, an Indenture Event of Default.

         Section 6.3       Certain Rights of Trustee.

         Subject to the provisions of Section 6.1:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (d) the Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee adequate security and indemnity, reasonably satisfactory to the Trustee, against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to reasonable examination of the books, records and premises of the Company, personally or by agent or attorney;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                  (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence or willful misconduct, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

         Section 6.4       Not Responsible for Recitals or Issuance of
Debentures.

         The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of the Debentures or the proceeds thereof.

         Section 6.5       May Hold Debentures.

         The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

         Section 6.6       Money Held In Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

         Section 6.7       Compensation And Reimbursement.

         The Company agrees:

                  (a) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder;

                  (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify each of the (i) Trustee and any predecessor Trustee, (ii) any Affiliate of the Trustee or any predecessor Trustee, and (iii) any officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Trustee or any predecessor Trustee (each of the Persons in (i) through (iii), including the Trustee and any predecessor Trustee in their respective individual and trustee capacities, being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability, claim, action, suit, cost or expense of any kind and nature whatsoever, including taxes (other than taxes based on the income of such Fiduciary Indemnified Person), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration or the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. When the Trustee incurs expenses or renders services in connection with an Indenture Event of Default specified in Section 5.1(e) or Section 5.1(f), the expenses (including the reasonable legal fees and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

         The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

         Section 6.8       Disqualification; Conflicting Interests.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

         Section 6.9       Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder that shall (a) be a corporation organized and doing business under the laws of the United States of America or of any state or territory or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal, state, territorial or District of Columbia authority,
(b) be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and (c) have a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 6.10      Resignation and Removal; Appointment of Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 6.11.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of removal, the Trustee to be removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Debentures, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (d) If at any time: (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within six months after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Section 6.11      Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, that on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments required to more fully and certainly vest in and confirm to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         Section 6.12      Merger, Conversion, Consolidation or Succession to
Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

         Section 6.13      Preferential Collection of Claims Against Company.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                   ARTICLE VII
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         Section 7.1       Company to Furnish Trustee Names and Addresses of
Holders.

         The Company will furnish or cause to be furnished to the Trustee (a) within 14 days after each record date for payment of interest, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders, as of such record date, and (b) at any other time, within 30 days of receipt by the Trust of a written request for a list of Holders as of a date no more than 14 days before such list of Holders is given to the Trustee; excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

         Section 7.2       Preservation of Information; Communications to
Holders.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.1 upon receipt of a new list so furnished.

                  (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                  (c) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

         Section 7.3       Reports by Trustee.

                  (a) Within 60 days after December 31 of each year, commencing December 31, 2003, the Trustee shall transmit by mail to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, that complies with the provisions of such Section 313(a).

                  (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Debentures are listed, with the Commission and with the Company. The Company will notify the Trustee when the Debentures are listed on any stock exchange.

         Section 7.4       Reports by Company.

         The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         The Company shall also provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the U.S. Internal Revenue Service and the Holders of the Debentures relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.

                                  ARTICLE VIII
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         Section 8.1       Company May Consolidate, etc., Only on Certain Terms.

         The Company shall not consolidate with or merge with or into any other Person or, directly or indirectly, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to any Person, unless:

                  (a) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease, all or substantially all of the properties and assets of the Company on a consolidated basis shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest (including any Additional Payments) on all the

Debentures and the performance or observance of every covenant of this Indenture on the part of the Company to be per formed or observed;

                  (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Indenture Event of Default, and no event that, after notice or lapse of time or both, would become an Indenture Event of Default, shall have occurred and be continuing; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         This Section shall only apply to a merger or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor.

         Section 8.2       Successor Substituted.

         Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company on a consolidated basis in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debentures.

         Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Debentures issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the written order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall make available for delivery any Debentures that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Debentures that such successor Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Debentures thereafter to be issued as may be appropriate.

                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

         Section 9.1       Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures;

                  (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

                  (c) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with the provisions of this Indenture; provided, that such action pursuant to this clause shall not adversely affect the interests of the Holders of the Debentures in any material respect or, so long as any of the Trust Preferred Securities shall remain outstanding, the holders of the Trust Preferred Securities (a supplemental indenture specifying procedures to deal with fractional interests in Debentures in connection with any redemption of fewer than all the outstanding Debentures will not be deemed to have any such material adverse effect);

                  (d) to make provision for transfer procedures, certification, the form of restricted securities legends, if any, to be placed on Debentures, and all other matters required pursuant to Section 3.5(b) or otherwise necessary, desirable or appropriate in connection with the issuance of Debentures to holders of Trust Preferred Securities in the event of a distribution of Debentures by the Trust upon the occurrence of a Dissolution Event;

                  (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

                  (f) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

         Section 9.2       Supplemental Indentures with Consent of Holders.

         With the consent of the Holders of at least a majority in principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby:

                  (a) except to the extent permitted by Section 3.12 or as otherwise contemplated by Section 2.1 or Section 3.1 with respect to the deferral of payments of interest on the Debentures, extend the Stated Maturity of the principal of, or premium, if any, or any installment of interest (including any

Additional Payments) on, any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or reduce any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Debenture or interest thereon is payable, or impair the right to institute suit for the enforcement of the right to receive any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to the Holders,

                  (b) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                  (c)      modify any of the provisions of this Section, Section
5.13 or Section 10.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby;

provided, that if the Debentures are held by the Trust or a trustee of the Trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such supplemental indenture; provided, further, that if the consent of the Holder of each Outstanding Debenture is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the Trust shall have consented to such supplemental indenture.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date that is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

         Section 9.3       Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been met. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Section 9.4       Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. No such supplemental indenture shall directly or indirectly modify the provisions of Article XII in any manner that might terminate or impair the rights of the holders of the Senior Debt.

         Section 9.5       Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         Section 9.6       Reference in Debentures to Supplemental Indentures.

         Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.

                                    ARTICLE X
                    COVENANTS; REPRESENTATIONS AND WARRANTIES

         Section 10.1      Payment of Principal, Premium and Interest.

         The Company will duly and punctually pay the principal of and premium, if any, and interest (including any Additional Payments) on the Debentures in accordance with the terms of the Debentures and this Indenture.

         Section 10.2      Maintenance of Office or Agency.

         The Company will maintain in the United States an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies in the United States where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         Section 10.3      Money for Debenture Payments To Be Held in Trust.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or premium, if any, or interest (including any Additional Payments) on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, and interest (including any Additional Payments) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or premium, if any, or interest (including any Additional Payments) on any Debentures, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Debentures) in the making of any payment in respect of the Debentures, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest (including any Additional Payments) on any Debenture and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid to the Company on Company Request, or if then held by the Company shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of any such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

         Section 10.4      Statement by Officers as to Default.

         The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate covering such fiscal year stating whether or not, to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the material terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         Section 10.5      Additional Covenants.

                  (a) The Company covenants that so long as the Debentures are outstanding, if at any time (x) there shall have occurred and be continuing an Indenture Event of Default or any event of which the Company has actual knowledge that (A) with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default and (B) the Company shall not have taken reasonable steps to cure, (y) the Debentures are held by the Trust and the Company shall have defaulted with respect to its payment of any obligations under the Guarantee and such default shall be continuing, or (z) the Company has exercised its option pursuant to Section 3.12 to defer interest payments on the Debentures and the Deferral Period shall be continuing, then the Company shall not, and shall cause each of its Subsidiaries not to,

                           (i)      declare or pay dividends on, or make a
distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or other equity securities other than (A) any purchase or acquisition of Common Stock (or Common Stock equivalents) in connection with the satisfaction by the Company or the Subsidiary of its obligations under any employee benefit plan or the satisfaction by the Company or the Subsidiary of its obligations pursuant to any contract or security requiring the Company or the Subsidiary to purchase Common Stock (or Common Stock equivalents), (B) any purchase of Common Stock (or Common Stock equivalents) from an officer or employee (or a Person performing similar functions) of the Company or any of its Subsidiaries upon termination of employment or retirement not pursuant to any obligation under any contract or security requiring the Company or the Subsidiary to purchase such Common Stock (or Common Stock equivalents), (C) as a result of a reclassification of the capital stock or other equity securities of the Company or any of its Subsidiaries or the exchange or conversion of one class or series of capital stock or other equity securities for another class or series of capital stock or other equity securities of the Company or any of its Subsidiaries, (D) any dividend or distribution of Common Stock on Common Stock, (E) any purchase of fractional interests in capital stock or other equity securities of the Company or any of its Subsidiaries pursuant to the conversion or exchange provisions of such capital stock or other equity security being converted or exchanged, (F) any declaration or payment of a dividend in connection with the implementation of a Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (G) any dividend or distribution by a Subsidiary of the Company to the Company or another Subsidiary of the Company, (H) any distribution by WestCoast Hospitality Limited Partnership ("WHLP") to any Person that is a partner in WHLP for federal income tax purposes so long as (x) at the time of the distribution, the Company has at least an 80% interest in the income, gain, loss and deductions of WHLP, and (y) such distribution is required by the Amended and Restated Agreement of Limited Partnership of WHLP, as in effect on the date of original issuance of the Debentures, and (I) any distribution by any other Subsidiary of the Company that is not wholly owned by the Company, so long as none of the holders of equity interests in such Subsidiary have any right to convert such equity securities into, or exchange such equity securities for, Common Stock of the Company;

                           (ii)     make any payment of principal of, or
premium, if any, or interest on, or repay, repurchase or redeem, any debt securities issued by the Company that rank pari passu with or junior to the Debentures; or

                           (iii)    make any guarantee payments with respect to
any guarantee (other than the Guarantee) by the Company of any debt securities of any of its Subsidiaries, if such guarantee ranks pari passu with or junior to the Debentures.

                  (b) The Company also covenants and agrees that, so long as the Debentures are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, incur indebtedness in excess of $100,000 to any Person who is, or who is an Affiliate of, an officer or director of the Company or a Person known by the Company to be the owner of (or a member of a syndicate or group that is treated as a "person" for purposes of Section 13(d) of the Exchange Act and the regulations thereunder and is the owner of) more than 5% of the outstanding shares of the Company's Common Stock except in each case for (i) indebtedness incurred to such a Person in connection with the transaction by which such Person or its Affiliate becomes an officer or director of the Company or the owner of more than 5% of the outstanding shares of the Company's Common Stock; (ii) indebtedness that is incurred to such a Person by any Subsidiary of the Company formed to implement a joint venture with such Person and that is on terms that are not less favorable to the Subsidiary than the terms that would be available in a comparable arm's length transaction; and (iii) indebtedness incurred in connection with a transaction approved by a majority of the independent (as defined in Sections 303.01(B)(2)(a) and (3) of the Listed Company Manual of the New York Stock Exchange, or any similar successor listing standard) and disinterested members of the Board of Directors.

                  (c) The Company also covenants and agrees that, so long as the Debentures are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, engage in any Derivative Offering (as defined below) unless the debt issued to the financing entity in such offering is subordinate to or ranks pari passu with the Debentures. "Derivative Offering" means an offering in which (i) a financing entity structured as a trust, limited liability company, partnership or another form of entity is capitalized through the issuance of its preferred securities, and (ii) the financing entity lends the proceeds from the issuance of the preferred securities to the Company and/or one or more of its Subsidiaries in exchange for its or their debt securities.

                  (d) The Company also covenants and agrees that, so long as the Debentures are outstanding and a Dissolution Event shall not have occurred (i) it shall directly or indirectly maintain 100% ownership of the Trust Common Securities; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Trust Common Securities and (ii) it shall use its reasonable efforts, consistent with the terms and provisions of the Declaration, to cause the Trust (x) to remain a statutory trust under the laws of the State of Delaware, except in connection with the distribution of the Debentures to the holders of Trust Securities in liquidation of the Trust upon the occurrence of a Dissolution Event, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified as a grantor trust for U.S. federal income tax purposes.

         Section 10.6      Payment of Expenses of the Trust.

         In connection with the offering, sale and issuance of the Debentures to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company shall:

                  (a) pay for all costs, fees and expenses of the Trust relating to the offering, sale and issuance of the Debentures, including compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.7 of this Indenture;

                  (b) be responsible for and pay for all debts and obligations (other than with respect to the Trust Securities) of the Trust, pay for all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities, the fees and expenses of the Property Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets); and

                  (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

         The obligation of the Company to pay all debts, obligations, costs, fees and expenses of the Trust (other than with respect to the Trust Securities) shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.

         Section 10.7      Offer to Repurchase Upon Change of Control.

                  (a) If a Change of Control shall occur, each Holder of Debentures will have the right to require the Company to repurchase all or any part (having a principal amount equal to $25 or an integral multiple of $25) of that Holder's Debentures pursuant to a Change of Control offer (the "Change of Control Offer") on the terms set forth herein. In the Change of Control Offer, the Company will offer a Change of Control payment (the "Change of Control Payment") in cash equal to 100% of the aggregate principal amount of the Debentures tendered plus (except if the Change of Control Payment Date shall be an Interest Payment Date) accrued and unpaid interest (including any Additional Payments) thereon to the Change of Control Payment Date; provided, however, any installment of interest whose Stated Maturity is on or prior to the Change of Control Payment Date shall not be included in the Change of Control

Payment and shall be payable to the Holders of the Debentures tendered, or one or more Predecessor Debentures, registered as such at the close of business on the Regular Record Date for such installment of interest according to the terms and the provisions of Section 3.7.

         Within 30 days following any Change of Control, the Company will mail a notice in the manner provided in Section 1.6 to each Holder (and to each holder of Trust Preferred Securities then outstanding) describing the transaction or transactions that constitute the Change of Control and offering, pursuant to the procedures required hereby and described in such notice, to repurchase Debentures on the payment date (the "Change of Control Payment Date") specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 10.7 by virtue of such conflict.

         Prior to 10:00 a.m. New York City time on the Change of Control Payment Date, the Company shall, to the extent lawful:

                           (i)      accept for payment all Debentures or
portions of Debentures properly tendered pursuant to the Change of Control
Offer;

                           (ii)     deposit with the Trustee or with a Paying
Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Change of Control Payment in respect of all Debentures or portions of Debentures properly tendered; and

                           (iii)    deliver or cause to be delivered to the
Trustee the Debentures properly accepted for repurchase, together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions of Debentures being repurchased by the Company.

         Upon such acceptance, deposit and delivery, the Debentures properly accepted for repurchase shall be repurchased by the Company, and the Company (through the Trustee or the Paying Agent) shall promptly pay to each Holder of Debentures properly tendered the Change of Control Payment for such Debentures.

         Upon tender of any Debenture repurchased in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the unrepurchased portion of, and otherwise having the same terms as, the Debenture so tendered. If a Global Debenture is so tendered, such new Debenture will also be a new Global Debenture.

                  (b) The Company and the Trustee acknowledge that, upon the occurrence of a Change of Control, each holder of Trust Preferred Securities then outstanding shall have the right to exchange all or any portion of such holder's Trust Preferred Securities for Debentures having a principal amount equal to the liquidation amount of such Trust Preferred Securities and to simultaneously require the Company to repurchase such Debentures at the price and on the terms specified in Section 10.7(a). The Property Trustee will effect the exchange of any Trust Preferred Securities as to which such right is exercised for Debentures having a principal amount equal to the liquidation amount of such Trust Preferred Securities at least three Business Days prior to the Change of Control Payment Date.

                                   ARTICLE XI
                            REDEMPTION OF DEBENTURES

         Section 11.1      Redemption.

                  (a) The Debentures may be redeemed, at the election of the Company, in whole or in part, in cash at the Standard Redemption Price, at any time and from time to time on or after December [-], 2008. If the Debentures are redeemed in part, the Debentures to be redeemed shall be selected by the Trustee on a pro rata basis from the Outstanding Debentures not previously called for redemption.

                  (b) The Debentures may be redeemed, at the election of the Company, in whole (but not in part), in cash at the Standard Redemption Price, at any time within 90 days following the occurrence and continuation of a Redemption Tax Event; provided, however, that if at the time, there is available to the Company the opportunity to eliminate, within such 90-day period, the Redemption Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, that in the reasonable judgment of the Company has and will cause no adverse effect on the Trust, the Holders of the Trust Securities or the Company and will involve no material cost, then the Company shall effect such ministerial action and eliminate such Redemption Tax Event in lieu of redemption.

                  (c) If, at any time prior to December [-], 2006, the Company consummates an offering of its Common Stock (other than an offering of its Common Stock issuable upon conversion of any equity or debt securities issued by the Company or any of its Subsidiaries) that results in gross proceeds to the Company of at least $50,000,000, then the Company shall redeem in cash at the Premium Redemption Price, within 60 days following the consummation of the first such offering, Debentures having a principal amount equal to 35% of the aggregate principal amount of the then Outstanding Debentures. The Debentures to be redeemed shall be selected by the Trustee on a pro rata basis from the Outstanding Debentures.

         Section 11.2      Applicability of Article.

         Redemption of Debentures at the election of the Company, as permitted by the provisions of paragraph (a) and (b) of Section 11.1, or as required by the provisions of paragraph (c) of Section 11.1, shall be made in accordance with such provisions and this Article.

         Section 11.3      Election to Redeem; Notice to Trustee.

         The election of the Company to redeem Debentures pursuant to paragraph
(a) or (b) of Section 11.1 shall be evidenced by a Board Resolution. In case of any such elective redemption or any redemption required by the provisions of paragraph (c) of Section 11.1, the Company shall fix a Redemption Date complying with any applicable time limitation in Section 11.1 and, at least 30 days and no more than 60 days prior to the Redemption Date so fixed (unless a shorter notice shall be satisfactory to the Trustee), shall notify the Trustee in writing of such Redemption Date and of the principal amount of Debentures to be redeemed and shall provide the Trustee a copy of the notice of redemption to be given to Holders of Debentures to be redeemed pursuant to Section 11.4 and, in the case of an elective redemption, a copy of the applicable Board Resolution.

         Section 11.4      Notice of Redemption.

         Notice of redemption shall be given to each Holder of Debentures to be redeemed in the manner provided in Section 1.6 at least 30 but not more than 60 days prior to the Redemption Date.

         All notices of redemption shall identify the Debentures to be redeemed (including, if relevant, CUSIP number) and shall state:

         (1)      the Redemption Date,

         (2)      the applicable Redemption Price,

         (3) if less than all Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Debentures to be redeemed;

         (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture to be redeemed and that interest thereon (including any Compounded Interest) will cease to accrue on and after said date, and

         (5) the place or places where such Debentures are to be surrendered for payment of the Redemption Price.

         Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         Section 11.5      Deposit of Redemption Price.

         Prior to 10:00 a.m. New York City time on the Redemption Date specified in the notice of redemption given as provided in Section 11.4, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the applicable Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest (including any Additional Payments) on, all the Debentures that are to be redeemed on that date.

         Section 11.6      Debentures Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date, unless the Company shall default in the payment of the Redemption Price or accrued interest (including any Additional Payments), such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company (through the Trustee or the Paying Agent) at the applicable Redemption Price, together with accrued interest (including any Additional Payments) to the Redemption Date; provided, however, any installment of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the Regular Record Date for such installment of interest according to the terms and the provisions of Section 3.7.

         Upon surrender of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the

Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of, and otherwise having the same terms as, the Debenture so surrendered. If a Global Debenture is so surrendered, such new Debenture will also be a new Global Debenture.

         If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Debenture.

         Section 11.7      No Sinking Fund.

         The Debentures are not entitled to the benefit of any sinking fund.

                                   ARTICLE XII
                           SUBORDINATION OF DEBENTURES

         Section 12.1      Agreement to Subordinate.

         The Company covenants and agrees, and each Holder of a Debentures by such Holder's acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article XII; and each Holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment by the Company of the principal of, and premium, if any, and interest (including any Additional Payments) on, all Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred; provided however, that no provision of this Article XII shall prevent the occurrence of any default or Indenture Event of Default hereunder.

         Section 12.2      Default on Senior Debt.

         In the event of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Debt continuing beyond the period of grace, if any, specified in the instrument evidencing such Senior Debt, unless and until such default shall have been cured or waived or shall have ceased to exist, and in the event that the maturity of any Senior Debt has been accelerated because of a default, unless and until all amounts payable with respect to such accelerated Senior Debt have been paid in full, then no payment shall be made by the Company with respect to the principal of (including redemption payments, if any) or premium, if any, or interest (including any Additional Payments) on the Debentures.

         In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 12.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Debt and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Debt.

         Section 12.3      Liquidation; Dissolution; Bankruptcy.

         Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Debt must be paid in full before any payment is made on account of the principal of, or premium, if any, or interest (including any Additional Payments) on, the Debentures; and upon any such dissolution or winding up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debentures or the Trustee would be entitled, except for the provisions of this Article XII, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay the Senior Debt in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders of Debentures or to the Trustee. In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Debentures before all Senior Debt is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing Senior Debt may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay such Senior Debt in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

         For purposes of this Article XII, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XII with respect to the Debentures to the payment of all Senior Debt that may at the time be outstanding; provided, that (i) such Senior Debt is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and
(ii) the rights of the holders of such Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all its properties and assets on a consolidated basis to another Person upon the terms and conditions provided for in Article VIII hereof shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 12.3 if such other Person shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article VIII hereof. Nothing in Section 12.2 or in this Section 12.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7 hereof.

         Section 12.4      Subrogation.

         Subject to the payment in full of all Senior Debt, the rights of the Holders of the Debentures shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to the Senior Debt until the principal of and premium, if any, and interest (including any Additional Payments) on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this
Article XII, and no payment pursuant to the provisions of this Article XII to or for the benefit of the holders of Senior Debt by Holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Debentures, be deemed to be a payment by the Company to or on account of the Debentures. It is understood that the provisions of this Article XII are and are intended solely for the purposes of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of Senior Debt, on the other hand.

         Nothing contained in this Article XII or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of and premium, if any, and interest (including any Additional Payments) on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debentures and creditors of the Company, as the case may be, other than the holders of Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII of the holders of Senior Debt in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Section 6.3, and the Holders of the Debentures, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

         Section 12.5      Trustee to Effectuate Subordination.

         Each Holder of Debentures by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XII and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

         Section 12.6      Notice by the Company.

         The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact of which the Company has actual knowledge as a result of which the making of any payment of monies to or by the Trustee in respect of the Debentures would be prohibited by the provisions of this Article XII. Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts as a result of which the making of any payment of monies to or by the Trustee in respect of the Debentures would be prohibited by the provisions of this Article XII, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or a holder or holders of Senior Debt or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.3 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.6 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or premium, if any, or interest (including any Additional Payments) on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to such date.

         The Trustee, subject to the provisions of Section 6.3, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         Section 12.7      Rights of the Trustee; Holders of Senior Debt.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XII in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of
Section 6.3, the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders of Debentures, the Company or any other Person money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article XII or otherwise.

         Section 12.8      Subordination May Not Be Impaired.

         No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holder or holders of any Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders of the Debentures to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Debt, or otherwise amend or supplement in any manner such Senior Debt or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Debt; (iii) release any Person liable in any manner for the collection of such Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

         Section 12.9      Article Applicable to Paying Agents.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

         Section 12.10     Right to Bring Direct Action Subordinate.

         The right of a holder of Trust Preferred Securities to bring a Direct Action is subordinate and junior in right of payment to all present and future Senior Debt, and the holder of such Trust Preferred Securities shall not have by reason of such right any rights greater than the rights the Holder of Debentures of a principal amount equal to the aggregate liquidation amount of such Trust Preferred Securities would have by reason of holding such Debentures.

                                  ARTICLE XIII
         IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

         Section 13.1      No Recourse.

         No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Debentures.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE XIV
                             LISTING ON AN EXCHANGE

         Section 14.1      Listing on an Exchange.

         In connection with the distribution of the Debentures to the holders of the Trust Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Debentures on the New York Stock Exchange or on such other securities exchange or automated quotation system as the Trust Preferred Securities were listed or traded immediately prior to the distribution of the Debentures.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       WESTCOAST HOSPITALITY CORPORATION

                                       By: _____________________________________
                                           Arthur M. Coffey, President and CEO

                                       WILMINGTON TRUST COMPANY
                                       as trustee

                                       By: _____________________________________
                                           Authorized Signatory

                                    EXHIBIT A
                                FORM OF DEBENTURE

                           [FORM OF FACE OF DEBENTURE]

         [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of [Name of Clearing Agency] or a nominee of [Name of Clearing Agency] (the "Clearing Agency"). This Debenture is exchangeable for Debentures registered in the name of a person other than the Clearing Agency or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or another nominee of the Clearing Agency) may be registered except in limited circumstances. Unless this Debenture is presented by an authorized representative of the Clearing Agency to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of the Clearing Agency or such other name as requested by an authorized representative of the Clearing Agency, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, the Clearing Agency or its nominee, has an interest herein.]

                        WESTCOAST HOSPITALITY CORPORATION

            [-]% Junior Subordinated Debenture due December [-], 2043

No. [-]                                                                     $[-]

CUSIP No. [-]

         WestCoast Hospitality Corporation, a corporation duly organized and existing under the laws of the State of Washington (herein called "the Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Wilmington Trust Company, as Property Trustee of WestCoast Hospitality Capital Trust under that certain Amended and Restated Declaration of Trust, dated as of December [-], 2003 (the "Declaration"), or registered assigns, the principal sum of $[-] Dollars ($[-]) on December [-], 2043.

         Interest Payment Dates: March 31, June 30, September 30 and December 31, commencing March 31, 2004, subject to the Company's right to defer interest payments as described herein.

         Regular Record Dates: the Regular Record Date for an installment of interest shall be the close of business on the Business Day next preceding the Interest Payment Date for such installment of interest. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE -- shall be the close of business on the 15th day next preceding the Interest Payment Date for such installment of interest] If any date on which interest is payable on this Debenture is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

         Dated: _________, ____.

                                              WESTCOAST HOSPITALITY CORPORATION

                                              By: ______________________________
                                                       Authorized Signatory

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures referred to in the within-mentioned Indenture.

Dated: __________, ______.

WILMINGTON TRUST COMPANY,
as Trustee

By: _____________________________
         Authorized Signatory

                         [FORM OF REVERSE OF DEBENTURE ]

                        WESTCOAST HOSPITALITY CORPORATION

            [-]% Junior Subordinated Debenture due December [-], 2043(1)

         (1) Interest. WestCoast Hospitality Corporation, a Washington corporation (the "Company"), is the issuer of this [-]% Junior Subordinated Debenture Due December [-], 2043 (the "Debenture") limited in aggregate principal amount to $[-] issued under the Indenture hereinafter referred to. The Company promises to pay interest on this Debenture in cash from December [-], 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly (subject to deferral for up to 20 consecutive quarters as described in Section 3 hereof) in arrears on March 31, June 30, September 30 and December 31 of each year (each day an "Interest Payment Date"), commencing March 31, 2004, at the rate of [-]% per annum plus Additional Interest and Compounded Interest if any, until the principal hereof shall have become due and payable.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If any date on which interest is payable on this Debenture is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         (2) Additional Interest. The Company shall pay to WestCoast Hospital Capital Trust (and its permitted successors or assigns under the Declaration) (the "Trust") such amounts as shall be required so that the net amounts received and retained by the Trust after paying any taxes, duties, assessments or other governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority ("Additional Interest") will be at least the amounts the Trust would have received had no such taxes, duties, assessment or governmental charges been imposed.

         (3) Option to Extend Interest Payment Period. So long as no Indenture Event of Default, and no event that, after notice or lapse of time or both, would become an Indenture Event of Default, has occurred and is continuing, the Company shall have the right at any time during the term of this Debenture to defer the payment of interest on this Debenture for one or more periods selected by the Company not exceeding 20 consecutive quarters for any such period (each, subject to extension and shortening as provided in the following two sentences, a "Deferral Period"); except that no Deferral Period may extend beyond the maturity of this Debenture. At any time prior to the end of a Deferral Period, the Company may, so long as no Indenture Event of Default, and no event that, after notice or lapse of time or both, would become an Indenture Event of Default, shall have occurred and be continuing, extend the Deferral Period and further defer the payment of interest on this Debenture, provided that the Deferral Period as so extended shall not exceed 20 consecutive quarters or extend beyond the maturity of this Debenture. At any time prior to the end of a calendar quarter ending prior to the end of a Deferral Period, the Company may shorten the Deferral Period so that it will end on the last day of such calendar quarter. On the last day of each Deferral Period, the Company shall pay all interest

------------------
(1) All terms used in this Debenture that are defined in the Indenture referred to herein or in the Declaration attached as Annex A thereto shall have the meanings assigned to them in the Indenture, or if not there defined, in the Declaration.

then accrued and unpaid on this Debenture together with interest thereon compounded quarterly at the rate specified for this Debenture to the extent permitted by applicable law ("Compounded Interest"). No interest shall be due and payable during a Deferral Period, except on the last day thereof.

         During any Deferral Period, the Company shall not, and shall cause each of its Subsidiaries not to,

                           (i)      declare or pay dividends on, or make a
distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or other equity securities other than (A) any purchase or acquisition of Common Stock (or Common Stock equivalents) in connection with the satisfaction by the Company or the Subsidiary of its obligations under any employee benefit plan or the satisfaction by the Company or the Subsidiary of its obligations pursuant to any contract or security requiring the Company or the Subsidiary to purchase Common Stock (or Common Stock equivalents), (B) any purchase of Common Stock (or Common Stock equivalents) from an officer or employee (or a Person performing similar functions) of the Company or any of its Subsidiaries upon termination of employment or retirement not pursuant to any obligation under any contract or security requiring the Company or the Subsidiary to purchase such Common Stock (or Common Stock equivalents), (C) as a result of a reclassification of the capital stock or other equity securities of the Company or any of its Subsidiaries or the exchange or conversion of one class or series of capital stock or other equity securities for another class or series of capital stock or other equity securities of the Company or any of its Subsidiaries, (D) any dividend or distribution of Common Stock on Common Stock, (E) any purchase of fractional interests in capital stock or other equity securities of the Company or any of its Subsidiaries pursuant to the conversion or exchange provisions of such capital stock or other equity security being converted or exchanged, (F) any declaration or payment of a dividend in connection with the implementation of a Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (G) any dividend or distribution by a Subsidiary of the Company to the Company or another Subsidiary of the Company, (H) any distribution by WestCoast Hospitality Limited Partnership ("WHLP") to any Person that is a partner in WHLP for federal income tax purposes so long as (x) at the time of the distribution, the Company has at least an 80% interest in the income, gain, loss and deductions of WHLP, and (y) such distribution is required by the Amended and Restated Agreement of Limited Partnership of WHLP, as in effect on the date of original issuance of the Debentures, and (I) any distribution by any other Subsidiary of the Company that is not wholly owned by the Company, so long as none of the holders of equity interests in such Subsidiary have any right to convert such equity securities into, or exchange such equity securities for, Common Stock of the Company;

                           (ii)     make any payment of principal of, or
premium, if any, or interest on, or repay, repurchase or redeem, any debt securities issued by the Company that rank pari passu with or junior to this Debenture; or

                           (iii)    make any guarantee payments with respect to
any guarantee (other than the Guarantee) by the Company of any debt securities of any its Subsidiaries, if such guarantee ranks pari passu with or junior to this Debenture.

         If the Property Trustee is the sole Holder of the Debentures at the time the Company selects a Deferral Period or extends or shortens a Deferral Period in progress, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection, extension or shortening of the Deferral Period, as the case may be, at least one Business Day prior to the earliest of (i) the date the next distribution on the Trust Preferred Securities would otherwise be payable, (ii) the date the Trust is required to give notice of such distribution or the record date therefor to any securities exchange or automated quotation system on which the Trust Preferred Securities may be listed or traded, and (iii) two Business Days prior to such record date.

         If the Property Trustee is not the sole Holder of the Debentures at the time the Company selects a Deferral Period or extends or shortens a Deferral Period in progress, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection, extension or shortening of the Deferral Period, as the case may be, at least ten Business Days prior to the earliest of
(i) the next Interest Payment Date, (ii) the date the Company is required to give notice of the Interest Payment Date or record date therefor to any securities exchange or automated quotation system on which the Debentures may be listed or traded, and (iii) two Business Days prior to such record date.

         The quarter in which any notice is given pursuant to the third or fourth paragraph of this Section 3 of the Company's selection of a Deferral Period shall be counted as one of the 20 quarters permitted in the maximum Deferral Period permitted under the first paragraph of this Section 3(a).

         (4) Method of Payment. Any installment of interest on this Debenture that is payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for that installment of interest, except that interest payable on the Stated Maturity of the principal of this Debenture shall be paid to the Person to whom such principal is paid.

         Any installment of interest on this Debenture that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date ("Defaulted Interest") may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holder of this Debenture at least 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or traded, and upon such notice as may be required by such securities exchange or automated quotation system, all as more fully provided in said Indenture.

         The principal of and premium, if any, and interest on this Debenture shall be payable at the office or agency of the Company in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of any installment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least 15 days before the Interest Payment Date for that installment of interest by the Person entitled thereto.

         (5) Paying Agent and Registrar. The Trustee will initially act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice. The Company or any of its Affiliates may act in any such capacity.

         (6) Indenture. The Company issued the Debentures under an indenture, dated as of December [-], 2003 (the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by the incorporation of certain provisions of the Trust Indenture Act of 1939 as in force at the date of the Indenture (the "Trust Indenture Act"). The Debentures are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.

         The Debentures are unsecured general obligations of the Company limited to $[-] in aggregate principal amount and subordinated in right of payment to all existing and future Senior Debt of the Company. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the times, place and rate, and in the coin or currency, prescribed in the Indenture.

         (7) Optional Redemption. The Debentures are subject to redemption, at the election of the Company, in whole or in part, for cash at 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest thereon, at any time and from time to time on or after December [-], 2008.

         (8) Optional Redemption Upon Redemption Tax Event. The Debentures are subject to redemption, at the election of the Company, in whole (but not in part), for cash at 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest thereon, at any time within 90 days following the occurrence and continuation of a Redemption Tax Event.

         (9) Mandatory Redemption Following Sale of Common Stock. If, at any time prior to December [-], 2006, the Company consummates an offering of its Common Stock (other than an offering of its Common Stock issuable upon conversion of any debt securities issued by the Company or any of its Subsidiaries) that results in gross proceeds to the Company in excess of $50,000,000, then the Company shall redeem in cash at 105% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest thereon, within 60 days following the consummation of the first such offering, Debentures having a principal amount equal to 35% of the aggregate principal amount of the then Outstanding Debentures.

         (10) Notice of Redemption. Notice of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each Holder of the Debentures to be redeemed at such Holder's address of record. In the event of a redemption of less than all of the Debentures, the Debentures will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the Redemption Date, interest ceases to accrue on the Debentures or portions of them called for redemption.

         (11) Offer to Repurchase Upon Change of Control. If a Change of Control occurs, each Holder of Debentures will have the right to require the Company to repurchase all or any part of that Holder's Debentures for cash at 100% of the principal amount of the Debentures to be repurchased plus accrued and unpaid interest thereon. Within 30 days following any Change of Control, the Company will mail a notice to each Holder of Debentures describing the transaction or transactions that constitute the Change of Control, offering to repurchase Debentures on a date no earlier than 30 days and no later than 60 days from the date such notice is mailed, and specifying the procedures for tendering Debentures for repurchase.

         (12) Subordination. The payment of the principal of, interest on or any other amounts due on the Debentures is subordinated in right of payment to all existing and future Senior Debt (as defined below) of the Company, as described in the Indenture. Each Holder, by accepting a Debenture, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

         "Senior Debt" means with respect to the Company (i) the principal, premium, if any, and interest with respect to (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company, including, without limitation, any future indebtedness under any indenture (other than this Indenture) to which the Company is a party, (ii) all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of the Company for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar arrangement, or under any interest rate swap or other hedging arrangement or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Debentures and (2) any indebtedness of the Company to any of its Affiliates. Such Senior Debt shall continue to be Senior Debt and entitled to the benefits of the subordination provisions hereof irrespective of any amendment, modification or waiver of any term of such Senior Debt.

         (13) Registration, Transfer, Exchange and Denominations. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in Spokane, Washington, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Debentures are issuable only in registered form without coupons in denominations of $25 and integral multiples thereof. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         (14) Persons Deemed Owners. Except as provided in Section 4 hereof, the registered Holder of a Debenture may be treated as its owner for all purposes.

         (15) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Holders of Debentures entitled to the money must look to the Company for payment unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         (16) Defaults and Remedies. The Debentures shall have the Indenture Events of Default as set forth in Section 5.1 of the Indenture. Subject to certain limitations in the Indenture, if an Indenture Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least a majority in aggregate principal amount of the then Outstanding Debentures, by notice to the Company and the Trustee, may declare all the Debentures to be due and payable immediately.

         The Holders of a majority in principal amount of the Debentures then Outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Indenture Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Debentures issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee.

         (17) Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

         (18) Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the Trust Indenture Act. Any Paying Agent, Registrar or co-registrar may do the same with like rights.

         (19) No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

         (20) Governing Law. THE INTERNAL LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE INDENTURE AND THE DEBENTURES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

         (21) Authentication. The Debentures shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

         The Company will furnish to any Holder of the Debentures upon written request and without charge a copy of the Indenture. Requests may be made to:

                  WestCoast Hospitality Corporation
                  201 W. North River Drive
                  Spokane, Washington 99201
                  Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Debenture, fill in the form below:

(I) or (we) assign and transfer this Debenture to

_________________________________________________________________
(Insert assignee's social security or taxpayer identification no.)

_____________________________________________________
(Print or type assignee's name, address and zip code)

_____________________________________________________

_____________________________________________________

_____________________________________________________

and irrevocably appoint _______________________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Your Signature: _____________________________________
(Sign exactly as your name appears on the other side of this Debenture)

Date: _____________________

Signature Guarantee:* __________________________________________________

* Signature must be guaranteed by a commercial bank, trust company or member firm of The New York Stock Exchange, Inc.